SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 6, 1999


                                   VIACOM INC.
             (Exact name of Registrant as specified in its charter)


  Delaware                        1-9553                       04-2949533
  --------                        ------                       ----------
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


1515 Broadway, New York, New York                                    10036
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (212) 258-6000






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Item 5. Other Events.
---------------------

                  On September 6, 1999, Viacom Inc., a Delaware corporation ("Viacom"), and CBS Corporation, a Pennsylvania corporation ("CBS"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of CBS with and into Viacom, with Viacom as the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, each share of common stock, par value $1.00 per share, of CBS issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive
1.085 shares of Viacom Class B Common Stock. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

                  Consummation of the Merger is subject to certain conditions, including, among other things, (i) approval of the shareholders of CBS, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) approval of the Federal Communications Commission as may be required under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  In addition, National Amusements, Inc. ("NAI"), the majority stockholder of Viacom, and CBS have entered into (i) a Voting Agreement, dated as of September 6, 1999, pursuant to which NAI has agreed to vote in favor of, among other things, the Merger and the Merger Agreement, and (ii) a Stockholder Agreement, dated as of September 6, 1999, pursuant to which NAI has agreed to vote in favor of the election of certain directors designated by CBS and certain other matters. Copies of each of the Voting Agreement and the Stockholder Agreement are attached hereto as Exhibits 10.1 and 10.2.

                  In connection with the Merger, Viacom has also entered into employment agreements with Sumner Redstone, who will remain as Chairman and Chief Executive Officer of Viacom after the effective time of the Merger, and Mel Karmazin, who will be President and Chief Operating Officer of Viacom after the effective time of the Merger. In addition, Viacom entered into agreements with Philippe Dauman and Thomas Dooley, Deputy Chairmen and Executive Vice Presidents of Viacom, regarding the terms of the resignation of Messrs. Dauman and Dooley from their executive officer positions with Viacom, which will become effective as of the effective time of the Merger. Messrs. Dauman and Dooley will remain members of the Board of Directors of Viacom following the Merger. Copies of each of the agreements with Messrs. Redstone, Karmazin, Dauman and Dooley are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6.

                  A copy of the joint press release issued by Viacom and CBS on September 7, 1999 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The description of the Merger Agreement, the Voting Agreement, the Stockholder Agreement,



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                                        3

and the agreements with Messrs. Redstone, Karmazin, Dauman and Dooley is qualified in its entirety by reference to the agreements, which are filed herewith as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference in their entirety.

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)      Exhibits.

         2.1. Agreement and Plan of Merger, dated September 6, 1999, between Viacom Inc. and CBS Corporation.

         10.1. Voting Agreement, dated September 6, 1999, between National Amusements, Inc. and CBS Corporation.

         10.2. Stockholder Agreement, dated September 6, 1999, between National Amusements, Inc. and CBS Corporation.

         10.3. Letter Agreement, dated as of September 6, 1999, between Viacom Inc. and Sumner Redstone.

         10.4. Letter Agreement, dated as of September 6, 1999, between Viacom Inc. and Mel Karmazin.

         10.5. Agreement, dated as of September 6, 1999, between Viacom Inc. and Philippe Dauman.

         10.6. Agreement, dated as of September 6, 1999, between Viacom Inc. and Thomas Dooley.

         99.1. Joint Press Release issued by Viacom Inc. and CBS Corporation on September 7, 1999.




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                                  EXHIBIT INDEX
                                  -------------


Exhibit
  No.     Description
-------   -----------

2.1. Agreement and Plan of Merger, dated September 6, 1999, between Viacom Inc. and CBS Corporation.

10.1. Voting Agreement, dated September 6, 1999, between National Amusements, Inc. and CBS Corporation.

10.2. Stockholder Agreement, dated September 6, 1999, between National Amusements, Inc. and CBS Corporation.

10.3. Letter Agreement, dated as of September 6, 1999, between Viacom Inc. and Sumner Redstone.

10.4. Letter Agreement, dated as of September 6, 1999, between Viacom Inc. and Mel Karmazin.

10.5. Agreement, dated as of September 6, 1999, between Viacom Inc. and Philippe Dauman.

10.6. Agreement, dated as of September 6, 1999, between Viacom Inc. and Thomas Dooley.

99.1. Joint Press Release issued by Viacom Inc. and CBS Corporation on September 7, 1999.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VIACOM INC.



Date:    September 7, 1999             /s/ MICHAEL D. FRICKLAS
                                       ----------------------------------------

                                       Name:      Michael D. Fricklas
                                       Title:     Senior Vice President, General
                                                  Counsel and Secretary